Exhibit No. 32

Form 10-QSB

Harcom Productions Inc.

File No. 333-139685

Certification Pursuant to 18 U.S.C.

Section 1350, as Adopted

Pursuant to Section 906 of the

Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Harcom Productions, Inc. (the "Company")  on Form 10-QSB for the period ending June 30, 2007 as filed with the Securities and Exchange Commission on the date hereof (the "Report"),  I, Shane Harwell, Chief Executive  and Chief Financial Officer of the  Company, certify  pursuant to 18 U.S.C.  Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)  the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)  the information contained in the Report fairly presents, in all material respects, the financial  condition and results of operations of the Company.

Dated: November 2, 2007

/s/ Shane Harwell

Shane Harwell

Chief Executive Officer and

Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to  Harcom Productions,  Inc.  and will  be  retained  by  Harcom Productions, Inc. and can be furnished to the Securities and Exchange Commission or its staff upon request.